UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2012

Lifevantage Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 3, 2012, in connection with its annual review of the management team’s compensation packages, the Company’s Board of Directors approved the recommendation of the Compensation Committee with respect to an increase of the annual base salary of Carrie E. McQueen, the Company’s Chief Financial Officer, Secretary and Treasurer to $288,500, effective as of January 16, 2012. The Board of Directors retains the discretion to further adjust Ms. McQueen’s annual base salary at any time. Ms. McQueen will also be eligible under the Company’s Annual Incentive Plan to earn a target performance bonus for fiscal year 2012 of $144,250, less all applicable withholdings and deductions. Such bonus opportunity shall be based on the achievement of Board specified performance goals and subject to the terms of the Company’s Annual Incentive Plan

Item 8.01. Other Events

On February 7, 2012, Lifevantage Corporation issued a press release announcing, among other things, that it will release financial results for the second quarter ended December 31, 2011, after the market closes on Tuesday, February 14, 2012. A copy of the press release announcing this news is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release issued on February 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 7, 2012	Lifevantage Corporation

	By:	/s/ Carrie E. McQueen
Carrie E. McQueen
Chief Financial Officer, Secretary & Treasurer